EXHIBIT 23.C






                 CONSENT OF QUALIFIED INDEPENDENT UNDERWRITER





Farmland Industries, Inc.:


We consent to the references to our firm under the caption "Qualified Independent Underwriter" in the Prospectus.




                                      James H. Glen, Jr.
                                      INTERSTATE/JOHNSON LANE



December 16, 1998